Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-164394), Form S-8 (No. 333-141262), Form S-1 (No. 333-163384) and Form S-1 (No. 333-165728) of U.S. Geothermal Inc. of our report dated March 31, 2010 relating to the financial statements of Raft River Energy I LLC, appears in this Annual Report on Form 10-K of U.S. Geothermal Inc.

 /s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Portland, Oregon
June 9, 2010